SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2003

Commission File Number: 333-40799

THE HAVANA REPUBLIC, INC.

(name of small business issuer as specified in its charter)

Florida	84-1346897
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

1224 Washington Avenue

(Address and Zip Code of Principal Executive Offices)

Issuer’s Telephone Number: (305) 531-1174

300 S.W. First Avenue, Suite 108, Ft. Lauderdale, FL 33301

(Former name or former address, if changed since last report)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Joseph I. Emas

1224 Washington Avenue

Miami Beach, Florida 33139

Telephone: 305.531.1174

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

On October 20, 2003, as announced in our current report on Form 8-K filed on October 21, 2003, Delek Corp., a Texas corporation, was merged into The Havana Republic, Inc. Delek Corp. is an oil and gas exploration company with its focus on combining proven undeveloped properties and unproven low risk properties, as well as high risk high reward low expenditure properties.

The Havana Republic, Inc. files this amendment to the Form 8-K filed on October 21, 2003 to include the financial statements required by Item 7, pursuant to Item 7(a)(4), and the pro forma financial information required by Item 7, pursuant to Item 7(b)(2) and Item 7(a)(4).

(a)	Financial statements of business acquired.

Delek Corp. Balance Sheet and related Statement of Operations, Statement of Shareholder’s Equity and Statement of Cash Flows for the period from August 14, 2003 (inception) to October 20, 2003, together with the Report of the Independent Auditors, are filed as Exhibit 99.1 to this Form 8-K/A.

(b)	Pro Forma financial information

Unaudited Pro Forma Combined Financial Statements of The Havana Republic, Inc. and Delek Corp.

(c)	Exhibits

Exhibit No.	Description

99.1.	Delek Corp. Balance Sheet and related Statement of Operations, Statement of Shareholder’s Equity and Statement of Cash Flows for the period from August 14, 2003 (inception) to October 20, 2003, together with the Report of the Independent Auditors.

99.2	Unaudited Pro Forma Combined Financial Statements of The Havana Republic, Inc. and Delek Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HAVANA REPUBLIC, INC.

Date: December 19, 2003	By:	/s/ LEONARD STERNHEIM

Leonard Sternheim, Director